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                                                                   EXHIBIT 11.1




                   THE MEN'S WEARHOUSE, INC. AND SUBSIDIARIES
               STATEMENT OF COMPUTATION OF NET EARNINGS PER SHARE
       FOR THE INTERIM PERIODS ENDED NOVEMBER 2, 1996 AND NOVEMBER 1, 1997


                                                                                          Three Months Ended
                                                                                          ------------------
                                                                                         1996            1997
                                                                                         ----            ----
Shares outstanding - beginning of period                                             20,909,000       22,034,000

Shares issued during period - weighted average:
     Options exercised                                                                        -           17,000

Common stock equivalents - weighted average:
     Shares issuable upon exercise of stock
         options granted (treasury stock method)                                        254,000          397,000

Weighted average number of common and common
     equivalent shares                                                               21,163,000       22,448,000
                                                                                     ==========       ==========

Net earnings applicable to common stock                                              $3,744,000       $5,569,000
                                                                                     ==========       ==========

Primary and fully diluted earnings per share                                         $      .18       $      .25
                                                                                     ==========       ==========
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

                                                                                          Nine Months Ended
                                                                                          -----------------
                                                                                         1996            1997
                                                                                         ----            ----
Shares outstanding - beginning of period                                             20,820,000       20,921,000

Shares issued during period - weighted average:
     Public offerings                                                                         -          374,000
     Options exercised                                                                   61,000           67,000
     Contribution to Employee Stock Plan                                                 17,000           30,000

Common stock equivalents - weighted average:
     Shares issuable upon exercise of stock
         options granted (treasury stock method)                                        298,000          338,000
                                                                                     ----------       ----------

Weighted average number of common and common
     equivalent shares                                                               21,196,000       21,730,000
                                                                                     ==========       ==========

Net earnings applicable to common stock                                             $10,862,000      $14,941,000
                                                                                    ===========      ===========

Primary and fully diluted earnings per share                                        $       .51      $       .69
                                                                                    ===========      ===========
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